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                                                                    EXHIBIT 10.3

                                  AMENDMENT NO. 1
                                         To
                   Lithia Motors, Inc. 1996 Stock Incentive Plan

Section 4(a) of the Plan is amended to read as follows:

     "The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,085,000, subject to adjustment as provided in Section 7 hereof."